            As filed with the Securities and Exchange Commission on May 14, 1999
                                                 Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     under
                           THE SECURITIES ACT OF 1933
                                ________________

                            Mpath Interactive, Inc.
             (Exact name of Registrant as specified in its charter)

               Delaware                              94-3217317
         (State of incorporation)          (I.R.S. Employer Identification No.)

                                665 Clyde Avenue
                        Mountain View, California  94043
                    (Address of principal executive offices)
                            _______________________

                       1999 Employee Stock Purchase Plan
                           1999 Stock Incentive Plan
                       1999 Directors' Stock Option Plan
                     1995 Stock Option/Stock Issuance Plan
                Stock Option Agreements for Twenty-One Employees

                           (Full title of the Plans)
                            _______________________

                                 Paul Matteucci
                     President and Chief Executive Officer
                            Mpath Interactive, Inc.
                                665 Clyde Avenue
                        Mountain View, California  94043
                                 (650) 429-3900
(Name, address and telephone number, including area code, of agent for service)
                            _______________________
                                    Copy to:

                                Jeffrey Y. Suto.
                               Venture Law Group
                           A Professional Corporation
                              2775 Sand Hill Road
                          Menlo Park, California 94025
                                 (415) 854-4488

                               Page 1 of 10 Pages
                           Exhibit Index on Page 8
              (Calculation of Registration Fee on following page)

                                                    MPATH

-----------------------------------------------------------------------------------------------------------------
                                                  CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------


                                                                 Proposed
                                                                  Maximum         Proposed
                                       Maximum Amount            Offering         Maximum
                                           to be                 Price Per       Aggregate       Amount of
Title of Securities to be Registered   Registered(1)               Share       Offering Price   Registration Fee
-----------------------------------------------------------------------------------------------------------------
1999 Employee Stock Purchase Plan
 Common Stock,
 $0.00005 par value....................    750,000 Shares            $22.15(2)      $16,612,500          $ 4,618

1999 Stock Incentive Plan
 Common Stock,
 $0.00005 par value....................  2,485,000 Shares            $26.06(3)      $64,759,100          $18,003

 Common Stock,
 $0.00005 par value....................     15,000 Shares            $18.00(4)      $   270,000          $    75

1999 Directors' Stock Option Plan
 Common Stock,
 $0.00005 par value....................    300,000 Shares            $26.06(3)      $ 7,818,000          $ 2,173

1995 Stock Option/Stock Issuance Plan
 Common Stock,
 $0.00005 par value....................  1,902,010 Shares            $ 2.84(4)      $ 5,401,708          $ 1,502

Stock Option Agreements for Twenty-One
 Employees
 Common Stock,
 $0.00005 par value....................    482,000 Shares            $ 8.34(4)      $ 4,019,880          $ 1,118

               TOTAL                     5,934,010 Shares                           $98,881,188          $27,489
               -----

_______________________
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 (the "Securities Act") solely for the purpose of calculating the registration fee. The computation is based upon the average high and low sale prices of the Common Stock as reported on the Nasdaq National Market on May 10, 1999, multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the referenced plan.

(3) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the average high and low sale prices of the Common Stock as reported on the Nasdaq National Market on May 10, 1999.

(4) Computed in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. Computation based on the weighted average per share exercise price (rounded to nearest cent) of outstanding options under the referenced plan, of which the underlying shares of Common Stock are registered hereby.

                                    PART II
          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

     The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:
      ----------

     (a) The Registrant's Prospectus filed on April 29, 1999 pursuant to Rule 424(b) of the Securities Act, which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

     (b) Not Applicable.

     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under
Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") on
                                                        ------------
February 17, 1999, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.  Description of Securities.  Not applicable.
         -------------------------

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         As of the date of this Registration Statement, two directors of Venture Law Group beneficially own an aggregate of 12,160 shares of the Company's Common Stock

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation--a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

          The Company's Amended and Restated Certificate of Incorporation limits the liability of directors to the full extent permitted by Delaware law. Delaware law provides that a corporation's certificate of incorporation may contain a provision eliminating or limiting the personal liability of directors for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. The Company's Bylaws provide that the Company shall indemnify its directors and officers and may indemnify its employees and agents to the fullest extent permitted by law. The Company believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties.

          The Company intends to enter into agreements which indemnify its directors and executive officers. These agreements, among other things, indemnify the Company's directors and officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such persons in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company. The Company believes that these provisions and agreements are necessary to attract and retain qualified directors and officers.

          At present, there is no pending litigation or proceeding involving any director, officer, employee or agent of the Company where indemnification will be required or permitted. The Company is not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

Item 7.  Exemption from Registration Claimed.  Not applicable.
         -----------------------------------------------------

Item 8.  Exhibits.
         --------

          Exhibit
          Number
          ------
          5.1   Opinion of Venture Law Group, a Professional Corporation.

          23.1 Consent of Venture Law Group, a Professional Corporation (included in Exhibit 5.1).

          23.2  Consent of Independent Accountants (see p. 9).

          24.1  Powers of Attorney (see p. 7).

Item 9.  Undertakings.
         ------------

      The undersigned Registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            [Signature Pages Follow]

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Mpath Interactive, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on May 13, 1999.

                                Mpath Interactive, Inc.


                                By:  /s/ Paul Matteucci
                                    ----------------------------------------
                                         Paul Matteucci
                                         President and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul Matteucci, his or her attorneys-in-fact and agent, with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-fact and agent, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                   Title                                 Date
              ---------                                   -----                                 ----
/s/ Paul Matteucci                     President, Chief Executive Officer and               May 13, 1999
-------------------------------------  Director (Principal Executive Officer)
Paul Matteucci

/s/ Linda R. Palmor                    Chief Financial Officer (Principal                   May 13, 1999
-------------------------------------  Financial and Accounting Officer)
Linda R. Palmor

/s/ Brian Apgar                        Director                                             May 13, 1999
-------------------------------------
Brian Apgar

/s/ James W. Breyer                    Director                                             May 13, 1999
-------------------------------------
James W. Breyer

/s/ David A. Brown                     Director                                             May 13, 1999
-------------------------------------
David A. Brown

/s/ Douglas G. Carlston                Director                                             May 13, 1999
-------------------------------------
Douglas G. Carlston

/s/ Ruthann Quindlen                   Director                                             May 13, 1999
-------------------------------------
Ruthann Quindlen

                               INDEX TO EXHIBITS

  Exhibit                                                                                              Page
  Number                                                                                               No.
  ------                                                                                               ----
   5.1       Opinion of Venture Law Group, a Professional Corporation                                   10
                                                                                                   ------------
  23.1       Consent of Venture Law Group, a Professional Corporation                                   10
             (included in Exhibit 5.1).                                                            ------------

  23.2       Consent of Independent Accountants (see p. 9).                                              9
                                                                                                   ------------
  24.1       Powers of Attorney (see p. 7).                                                              7
                                                                                                   ------------

                          Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 29, 1999, except as to Note 15, which is as of February 12, 1999 relating to the financial statements, which appears in the Registration Statement on Form S-1 (File No. 333-72437) as amended, of Mpath Interactive, Inc.


PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP

San Jose, California
May 13, 1999

                                                                     EXHIBIT 5.1


                                 MAY 14, 1999

Mpath Interactive, Inc.
665 Clyde Avenue
Mountain View, California 94043

        Registration Statement on Form S-8
        ----------------------------------

Ladies and Gentlemen:

        At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") executed by Mpath Interactive, Inc. (the
      ----------------------
"Company") and to be filed with the Securities and Exchange Commission (the
 -------
"Commission") in connection with the registration under the Securities Act of
 ----------
1933, as amended, of a total of 5,934,010 shares of the Company's Common Stock (the "Shares") reserved for issuance under the Company's 1999 Employee Stock
      ------
Purchase Plan, 1999 Stock Incentive Plan, 1999 Directors' Stock Option Plan, 1995 Stock Option/Stock Issuance Plan and Stock Option Agreement for Twenty-One Employees. As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

        It is our opinion that upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares when issued and sold in the manner described in the Registration Statement will be legally and validly issued, fully paid and non-assessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and in any amendment thereto.

        This opinion is solely for your benefit and may not be relied upon by any other person without our prior written consent.


                                                Very truly yours,

                                                VENTURE LAW GROUP
                                                A Professional Corporation